Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into on April 27, 2015, and is effective as of March 19, 2015 (the “Effective Date”), by and between AmeriServ Financial, Inc. (“AmeriServ”), and Jeffrey A. Stopko (the “Executive”).

PREAMBLE

AmeriServ and Executive wish to establish a satisfactory employment relationship.  Therefore, the parties hereto, intending to be legally bound, agree as follows.

AGREEMENT

1.

Employment.  AmeriServ hereby agrees to engage and employ the Executive as President and CEO of AmeriServ and Executive hereby accepts such employment and agrees to perform all duties and accept all responsibilities incident to the position of the President and CEO of AmeriServ as may be assigned to him by the Board of Directors of AmeriServ. Executive shall devote his full time, best efforts, knowledge, and experience in discharging his duties under this Agreement.

2.

Compensation.

(a)

Salary.  During the term of this Agreement, AmeriServ shall pay to Executive a base salary at an annual rate of Two Hundred Eighty-Five Thousand Dollars ($285,000), payable in twenty four (24) semi-monthly installments in accordance with AmeriServ’s standard payroll practice.  Executive will not be eligible to be considered for a merit increase in his base salary until calendar year 2016.

(b)

Benefits.  On the Effective Date, Executive shall be entitled to participate in all health insurance and life insurance benefit plans available on a general basis to other non-union employees of AmeriServ through AmeriServ’s cafeteria benefit plan and to participate in AmeriServ’s flexible spending program; provided, however, that AmeriServ reserves the right, from time to time, to amend in any respect and to terminate all such benefit plans; and provided further that any reduction in such benefits must be applicable to all employees generally.

(c)

Additional Benefits.

(i)

Executive shall be entitled to participate in AmeriServ’s defined benefit program on the Effective Date and in accordance with the terms of the program; provided, however, that  AmeriServ reserves the right, from time to time, to amend in any respect and to terminate such benefit program; and provided further that any reduction in such benefits must be applicable to all employees generally.

(ii)

Executive shall be eligible to participate in AmeriServ’s 401(k) plan in accordance with the terms of the plan; provided, however, that AmeriServ reserves the right, from time to time, to amend in any respect and to terminate such benefit plan; and provided further that any reduction in such benefits must be applicable to all employees generally.

(iii)

Executive shall be entitled to participate in AmeriServ's long term disability benefit plan as described in the plan's summary plan description;  provided, however, that AmeriServ reserves the right, from time to time, to amend in any respect and to terminate such benefit plan; and provided further that any reduction in such benefits must be applicable to all employees generally.

(d)

Expenses.  AmeriServ will reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with AmeriServ’s policies in effect from time to time with respect to travel, entertainment and other business expenses and to AmeriServ’s requirements regarding reporting and documentation of such expenses.

(e)

Long Term Incentive Grant.  Within sixty (60) days following the Effective Date, AmeriServ shall grant to Executive the following stock options:

(i)

10,000 stock options with an exercise price based upon the fair market value as of the grant date, which shall cliff vest at 100% on the first anniversary of the date of grant and the grant duration will be 10 years; and

(ii)

The above grants shall be governed by the terms and conditions of the  AmeriServ 2011 Stock Incentive Plan which was filed with AmeriServ’s 2011 proxy statement on March 21, 2011 and is incorporated herein by reference.

(f)

Vacation.  In 2015 and thereafter during the term of the Agreement, Executive shall be entitled to 30 days Personal Time-Off (228 hours) per year to be administered in accordance with AmeriServ regular procedures and practices.

(g)

Automobile Allowance.  AmeriServ agrees to purchase or lease, as mutually agreed upon between AmeriServ and Executive, a vehicle (which shall be owned or leased by AmeriServ) for your business use (and ancillary personal use).  AmeriServ will cover all repairs and operating expenses of said vehicle, including the cost of liability insurance, comprehensive and collision insurance.  Upon termination of your employment hereunder for any reason, you shall either immediately return the vehicle to the AmeriServ or purchase the vehicle (or assume the lease) in accordance with the AmeriServ vehicle purchase policy.  Upon request by AmeriServ, you shall submit to us on a timely basis documentation which defines the percentage of your use of the vehicle which was for business purposes.

(h)

Club Membership and Dues. During the term of this Agreement, AmeriServ agrees to pay the initiation fees and dues for Executive to be a member of the Sunnehanna Country Club and agrees to reimburse you for all ordinary, necessary, and reasonable business-related expenses incurred by you on AmeriServ business at said country club.  As a condition to receiving such reimbursements, Executive shall submit to AmeriServ on a timely basis business expense reports, including substantiation sufficient to enable us to deduct the reimbursed expenses for tax purposes.

(i)

Annual Bonuses.  Executive shall be eligible to receive annual bonuses during the employment period, in such amounts and at such times, if any, as may be approved by the Board in accordance with AmeriServ’s Executive At-Risk Compensation Plan as a Level one (1) participant.  At no time shall the annual incentive paid to the Executive exceed thirty percent (30%) of Executive’s base salary.

(ii)

Residency Requirement. During the term of this agreement the named Executive must maintain a primary residence in the AmeriServ primary market area.

(i)

No Right to Personal Loans; Sarbanes-Oxley Compliance. Notwithstanding anything to the contrary in this Agreement, Executive shall not be entitled to, and this Agreement does not confer on Executive, any benefits that constitute (or which, in AmeriServ’s good faith determination based on the advice of counsel, would likely constitute) a personal loan in violation of Section 402 of the Sarbanes-Oxley Act of 2002, including any implementing regulations thereunder, or any similar provision of applicable law (collectively, including Section 13(k)(3) of the Securities Exchange Act of 1934, as amended (providing a limited exception to the prohibition on loans to officers made or maintained by an insured depository institution, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act), to the extent applicable, “Section 402”).  In the event that AmeriServ, in good faith and upon the advice of counsel, determines that any provision of this Agreement would, absent this subsection, give rise to a potential violation of Section 402, Executive and AmeriServ shall promptly negotiate, in good faith, toward an appropriate amendment to this Agreement that would eliminate such potential violation, but which would, as closely as reasonably possible, afford both AmeriServ and Executive, the same relative economic benefits of their bargain hereunder prior to such amendment.

3.

Term of Agreement.

(a)

Executive’s term of employment under this Agreement shall commence on the Effective Date and shall continue for a period of two (2) year thereafter.  Commencing on the first anniversary of the Effective Date and on each anniversary thereafter (“Anniversary Date”), this Agreement shall automatically be renewed for one (1) additional year beyond the term otherwise established, unless one party provides written notice to the other party, at least ninety (90) days in advance of an Anniversary Date, of its intent not to renew this Agreement for an additional one (1) year term.  Nothing in this provision shall preclude termination as otherwise provided or permitted under this Agreement.  Any compensation payable or benefits to be provided to Executive between the notice of termination and the effective date of termination shall be reduced by any amounts received during this period by Executive from a third party as compensation for services.  Compensation for services shall not include for purposes of this subsection directors fees or investment income attributed to Executive’s personal activities.

(b)

Notwithstanding the provisions of Section 3(a) of this Agreement, AmeriServ may terminate this Agreement and Executive’s employment hereunder, at any time for Cause (as defined below) immediately and automatically upon giving Executive written notice of such termination.  As used in this Agreement, “Cause” shall mean any of the following events:

(i)

a material breach of this Agreement by Executive that is not cured by Executive within thirty (30) days following the date he received written notice from AmeriServ of its intent to terminate his employment for Cause as a result of such material breach;

(ii)

Executive’s commission of any act involving dishonesty or fraud or conduct, whether or not said act brings AmeriServ into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude;

(iii)

gross negligence or willful misconduct by Executive with respect to AmeriServ or Executive’s continuing and unreasonable refusal to substantially perform his duties with AmeriServ as specifically directed by the Board; or

(iv)

Executive’s abuse of drugs, alcohol, or other controlled substances if Executive has refused treatment for such substance abuse or has failed to successfully complete treatment for such substance abuse within the past twelve (12) months.

If this Agreement, and Executive’s employment hereunder, is terminated for Cause pursuant to the provisions of this Section 3(b), all rights of Executive under this Agreement (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the effective date of such termination.

(c)

Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s voluntary termination of employment (other than in accordance with Section 4 of this Agreement), retirement at Executive’s election, or Executive’s death, and all rights of Executive hereunder (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the date of such voluntary termination, retirement at Executive’s election, or death; provided, however, that, if Executive dies after Executive delivers a Notice of Termination (as defined in Sections 3(a) and/or 4(a)(a) of this Agreement), the provisions of Section 15(b) of this Agreement shall apply.  Executive shall provide to AmeriServ not less than thirty (30) days prior written notice of Executive’s voluntary termination of employment (other than in accordance with Section 4 of this Agreement) or retirement, unless the AmeriServ agrees in writing to a shorter period of time for notice of Executive’s voluntary termination of employment (other than in accordance with Section 4 of this Agreement or retirement.

(d)

Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and Executive’s employment hereunder shall terminate automatically upon Executive’s Disability and all of Executive’s rights under this Agreement (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the date of such termination; provided, however, that, if Executive becomes Disabled after Executive delivers a Notice of Termination (as defined in Section 4(a) of this Agreement), Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 6 of this Agreement.  For purposes of this Agreement, “Disability” shall mean a mental or physical disability, illness or incapacity of Executive which renders Executive unable to perform a substantial portion of his duties as an employee of AmeriServ for a period of three (3) consecutive months or an aggregate period of six (6) months in any eighteen (18) month period or that renders Executive unable to earn a livelihood as an employee of a business comparable to AmeriServ’s business, unless further time is required as a reasonable accommodation under the Americans with Disabilities Act.  AmeriServ shall provide to Executive not less than thirty (30) days prior written notice of its intent to terminate his employment for Disability.

(e)

Executive agrees that, in the event his employment under this Agreement terminates for any reason, Executive shall concurrently resign as a director of AmeriServ and any of its respective affiliates, if he is then serving as a director of any of such entities.

4.

Termination of Employment Following Change in Control.

(a)

If a Change in Control (as defined in Section 4(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

(i)

any involuntary termination of Executive’s employment (other than for Cause or Disability);

(ii)

a reduction in Executive’s title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of this Agreement, which results in a material negative change to Executive in the employment relationship;

(iii)

the assignment of Executive to duties inconsistent with his office as existed on the day immediately prior to the date of a Change in Control, which results in a material negative change to Executive in the employment relationship;

(iv)

a reduction in Executive’s annual base salary in effect on the day immediately prior to the date of the Change in Control;

(v)

a termination of Executive’s participation, on substantially similar terms, in any incentive compensation or bonus plans of AmeriServ  in which Executive participated immediately prior to the Change in Control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Executive under any of such plans;

(vi)

a failure by AmeriServ to provide Executive with benefits at least as favorable as those enjoyed by Executive under any pension, life insurance, medical, health and accident, disability or other employee plans of AmeriServ in which Executive participated immediately prior to the Change in Control, or the taking of any action by AmeriServ that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

(vii)

a material breach of this Agreement by AmeriServ,

then, at the option of Executive, exercisable by Executive within ninety (90) days of the occurrence of any of the foregoing events, Executive may resign from employment with AmeriServ (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the “Notice of Termination”) to AmeriServ and the provisions of Section 5 of this Agreement shall apply, provided, however, that such resignation by Executive shall become effective only if AmeriServ does not cure the relevant event (excluding the event listed in Section 4(a)(i)) within thirty (30) days of such Notice of Termination.  Notwithstanding the foregoing, any amounts payable upon a termination under this Section shall be paid only if Executive actually terminates employment within 90 days following the initial existence of the above-referenced event(s) which gives rise to such termination.

(b)

As used in this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(i)

If during the term of this Agreement any “person” or “group” which is not an affiliate of AmeriServ (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13dunder the Exchange Act, as enacted and in force on the date hereof) of securities of AmeriServ representing fifty percent (50%) or more of the combined voting power of Company’s securities then outstanding; or

(ii)

If during the term of this Agreement there occurs a merger, consolidation, share exchange, division or other reorganization involving AmeriServ and another entity which is not an affiliate of AmeriServ in which Company’s shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of AmeriServ to another entity or other person which is not an affiliate of AmeriServ.

(c)

Anything in this Agreement to the contrary notwithstanding, if Executive’s employment with AmeriServ is terminated by AmeriServ other than for Cause or Disability prior to the date on which a Change in Control occurs and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Section, the termination shall deemed to have occurred upon a Change in Control and Executive will be entitled to the compensation and benefits provided for in Section 5 hereof.  Notwithstanding the foregoing, any benefits received by Executive as a result of a termination of employment under this Section 4(c) shall be offset by any benefits received by Executive under Section 6.

5.

Rights in Event of Termination of Employment Following Changes in Control.

(a)

In the event that Executive delivers a Notice of Termination (as defined in Section 3(a) of this Agreement) after the occurrence of a Change in Control or if Executive’s employment terminates pursuant to Section 4(c).

(i)

Executive shall be entitled to receive a lump-sum cash payment within thirty (30) days following the date of termination in an amount equal 2.99 times the Executive’s annual base salary then in effect (or immediately prior to any reduction resulting in a termination under Section 4(a)(iv);

(ii)

for the three (3) year period immediately following the date of termination, AmeriServ shall arrange to provide Executive (which includes Executive’s eligible dependents) with health insurance benefits substantially similar to those which Executive was receiving immediately prior to the date of termination (or immediately prior to any reduction resulting in a termination under Section 4(a)(vi); provided, however, that (A) Executive’s and his qualified dependents’ COBRA eligibility period shall include the period during which AmeriServ is providing benefits under this subsection; and (B) Executive shall be responsible for the payment of premiums for such benefits in the same amount as active employees of AmeriServ (including any changes in amounts paid by active employees through the continuation period); and

6.

Rights in Event of Termination of Employment absent Change in Control.

(a)

In the event that Executive’s employment is terminated by AmeriServ other than for Cause or Disability and no Change in Control shall have occurred at the date of such termination,

(i)

Executive shall be entitled to receive a cash payment in an amount equal two (2) times Executive’s annual base salary then in effect, payable in 24 monthly installments over the course of a two year period, with issuance of the first payment commencing within thirty (30) days following the date of termination;  and

(ii)

for the two (2) year period immediately following the date of termination, AmeriServ shall arrange to provide Executive (which includes Executive’s eligible dependents) with health insurance benefits substantially similar to those which Executive was receiving immediately prior to the date of termination; provided, however, that (A) Executive’s and his qualified dependents’ COBRA eligibility period shall include the period during which AmeriServ is providing benefits under this subsection; and (B) Executive shall be responsible for the payment of premiums for such benefits in the same amount as active employees of AmeriServ (including any changes in amounts paid by active employees through the continuation period).

(iii)

Executive shall be considered to have terminated employment hereunder for “Good Reason” if such termination of employment occurs absent a Change in Control and is on account of a reduction in the Executive’s annual base salary except for (i)   across-the-board salary reductions similarly affecting all salaried employees of AmeriServ or (ii) across-the-board salary reductions similarly affecting all senior executive officers of AmeriServ. The Executive’s right to terminate employment for Good Reason shall be subject to the following conditions: (i) any amounts payable upon a Good Reason termination shall be paid only if the Executive actually terminates employment within two (2) years following the initial existence of the Good Reason event and (ii) the Executive must provide written notice to AmeriServ of the Good Reason event within ninety (90) days of the initial existence of the event and AmeriServ must be given at least thirty (30) days to remedy such situation.

7.

Requirement of Release. Notwithstanding anything in this Agreement to the contrary, Executive’s entitlement to any payments under this Agreement other than Executive’s accrued but unpaid base compensation and any accrued but unpaid or otherwise vested benefits under any benefit or incentive plan determined at the time of Executive’s termination of employment shall be contingent upon Executive’s prior agreement with and signature to a complete release and hold harmless agreement (the form of which is attached hereto as Exhibit B) which shall completely release AmeriServ, its parent, affiliates, officers, directors and employees (collectively the “Released Parties” and individually a “Released Party”) and which shall forever waive all claims of any nature that Executive may have against any Released Party, including without limitation all claims arising out of Executive’s employment within AmeriServ or the termination of that employment, except those claims which arise out of the enforcement or interpretation of this Agreement.  Such release and hold harmless agreement shall be executed, if at all, and the applicable payments and benefits contingent upon the execution of such agreement shall be provided or commence being provided, if at all, within sixty (60) days following the date of termination; provided, however, that if such sixty (60) day period begins in one taxable year and ends in a second taxable year, the payments and benefits will be provided or commence being provided, if at all, in the second taxable year.

8.

Confidentiality and Non-Solicitation Agreement.  As a condition precedent to AmeriServ entering into this Agreement, Executive shall execute the Confidentiality and Non-Solicitation Agreement (the form of which is attached hereto as Exhibit A).

9.

Additional Covenants of Executive.

(a)

Employee Work.  All written, electronic, digital, and/or graphic materials and/or records,, computer software, inventions, discoveries, patents, patent applications developed, authored, prepared, conceived or made by Executive during the term of his employment hereunder and which are related to or are the product of the tasks, assignments and performance by Executive of the duties of his employment and relate to the Business (defined below) of AmeriServ or any of its affiliates (collectively, “Employee Work”) shall be the sole property of AmeriServ and, to the extent applicable, shall be “work made for hire” under and as defined in the Copyright Act of 1976, 17 U.S.C. §1 et seq, as amended.  For purposes of this subsection (a), the term “Business” shall mean providing and/or developing financial services.  Executive hereby agrees to disclose promptly to AmeriServ all Employee Work and hereby agrees to assign to AmeriServ all right, title and interest in and to such Employee Work and shall execute all such documents and instruments as AmeriServ may reasonably determine are necessary or desirable in order to give effect to this subsection or to preserve, protect or enforce AmeriServ’s rights with respect to any Employee Work.

(b)

Return of Company Property.  Promptly after termination of Executive’s employment hereunder for any reason, Executive or his personal representative shall return to AmeriServ all property of AmeriServ and any of its affiliates then in his possession, including without limitation papers, documents, computer disks, vehicles, keys, credit cards, e-mails and confidential information, and shall neither make nor retain copies of the same.

10.

Representations and Warranties of Executive.  Executive hereby represents and warrants to AmeriServ that he has disclosed all contracts, agreements or understandings which would limit or otherwise adversely affect his ability to perform his duties hereunder or which would be breached by his execution and delivery of this Agreement or by the performance of his duties.

11.

Notice.  Any notice required to be provided to Executive hereunder shall be given to Executive in writing by certified mail, return receipt requested, or by Federal Express, addressed to Executive at the address of record with AmeriServ, or at such other place as Executive may from time-to-time designate in writing.  Any notice which Executive is required to give to AmeriServ hereunder shall be given in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Senior Human Resources Officer at its principal office.  The dates of mailing any such notice shall be deemed to be the date of delivery thereof.

12.

Arbitration.  Any disagreement or claim (other than a claim for injunctive relief for violation of Sections 8 or 9 hereof or the Confidentiality and Non-Solicitation Agreement) arising out of or relating to this Agreement, or the breach thereof, or its termination shall be finally settled by arbitration in Johnstown, Pennsylvania pursuant to the rules of the American Arbitration Association, including the National Rules for the Resolution of Employment Disputes.  In such instances, it is agreed that the dispute shall be submitted to final and binding arbitration by one arbitrator; provided, however, that either party may request that there be three arbitrators, in which case each party shall select one arbitrator, and the two arbitrators so selected shall select a third.  All costs of arbitration (other than the costs of a party’s own witnesses and professional advisors) shall be split equally between the parties.

13.

Miscellaneous.  The validity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  This Agreement embodies the entire Agreement between the parties hereto and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations, or communications on behalf of such parties.  This Agreement may be executed in several counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.  This Agreement may be delivered by telefax or electronic mail, and such telefax and/or electronic mail copy shall be as effective as delivery of a manually executed counterpart.  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.  All compensation and benefits provided in this Agreement shall, to the extent required by law, be subject to federal, state, and local tax withholding.  This Agreement is executed in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provision.  This Agreement shall be amended only by written agreement of both parties hereto.

14.

Survival.  Notwithstanding the termination of this Agreement, the provisions which specify continuing obligations, compensation and benefits, and rights shall remain in effect until such time as all such obligations are discharged, all such compensation and benefits are received, and no party or beneficiary has any remaining actual or contingent rights under this Agreement.

15.

Successors; Binding Agreement.

(a)

AmeriServ will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses or assets of AmeriServ to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AmeriServ would be required to perform it if no such succession had taken place.  Failure by AmeriServ to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement.  As used in this Agreement,  “AmeriServ” shall mean AmeriServ as defined previously and any successor to their respective businesses or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)

This Agreement shall inure to the benefit of, and be enforceable by, Executive and AmeriServ, and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and permitted assigns.  If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

16.

Assignment.  This Agreement shall not be assignable by either party hereto, except by AmeriServ to any successor in interest to the business of AmeriServ, provided that AmeriServ (if it remains a separate entity) shall remain fully liable under this Agreement for all obligations, payments and otherwise.

17.

No Mitigation or Offset.  In the event of termination of Executive’s employment, Executive will be under no obligation to seek other employment and except where expressly provided otherwise in Section 3(a) and/or any other provision of this Agreement, there will be no offset against any payment or benefit provided for in this Agreement on account of any remuneration or benefits from any subsequent employment that he may obtain.

18.

Excise Tax Matters. Notwithstanding anything in this Agreement to the contrary, in the event the payments and benefits payable hereunder to or on behalf of Executive, when added to all other amounts and benefits payable to or on behalf of Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition.  All calculations required to be made under this subsection will be made by AmeriServ’s independent public accountants, subject to the right of Executive’s representative to review the same.  The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

19.

Application of Code Section 409A.

(a)

Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Executive undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto.  In addition, if a payment or benefit is considered to be a deferral of compensation subject to Code Section 409A and Executive is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Executive’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of Executive’s death (the “Delay Period”).  Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to Executive that would not be required to be delayed if the premiums therefore were paid by Executive, Executive shall pay the full costs of premiums for such welfare benefits during the Delay Period and AmeriServ shall pay Executive an amount equal to the amount of such premiums paid by Executive during the Delay Period within ten (10) days after the conclusion of such Delay Period.

(b)

Except as otherwise expressly provided herein, to the extent any expense reimbursement or other in-kind benefit is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement or in-kind benefits in one calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed or in-kind benefits be provided after the last day of the calendar year following the calendar year in which Executive incurred such expenses or received such benefits, and in no event shall any right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

(c)

Any payments made pursuant to Sections 5 and 6, to the extent of payments made from the date of termination of Executive’s employment through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.  Notwithstanding the foregoing, if AmeriServ determines that any other payments hereunder fail to satisfy the distribution requirement of Code section 409A(a)(2)(A), the payment of such benefit shall be delayed to the minimum extent necessary so that such payments are not subject to the provisions of Code section 409A(a)(1).

(d)

To the extent it is determined that any health insurance benefits described in Sections 5 or 6 are taxable to Executive, they are intended to be payable pursuant to Treas. Reg. §1.409A-1(b)(9)(v), to the maximum extent permitted by said provision.

20.

Recovery of Bonuses and Incentive Compensation.

(a)

Notwithstanding anything in this Agreement to the contrary, all bonuses and incentive compensation paid hereunder (whether in stock or in cash) shall be subject to recovery by AmeriServ in the event that such bonuses or incentive compensation is based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria; provided that a determination as to the recovery of a bonus or incentive compensation shall be made within twelve (12) months following the date such bonus or incentive compensation was paid.

(b)

In the event that the Board determines by at least a majority vote that a bonus or incentive compensation payment to Executive is recoverable, Executive shall reimburse all or a portion of such bonus or incentive compensation, to the fullest extent permitted by law, as soon as practicable following written notice to Executive by AmeriServ of the same.

IN WITNESS WHEREOF, AmeriServ and Executive, intending to be legally bound have executed this Agreement on the day and year first above written.

AMERISERV FINANCIAL, INC.

By_/s/ Jack W. Babich___________________

Title_SVP & Chief Human Relations Officer

EXECUTIVE

_/s/ Jeffrey A. Stopko__________

Jeffrey A. Stopko

Exhibit A

CONFIDENTIALITY, NON-COMPETEAND NON-SOLICITATION AGREEMENT

In consideration for the agreement of AmeriServ Financial, Inc. (“AmeriServ”) to enter into the Employment Agreement dated March 19, 2015 (the “Agreement”), I, Jeffery A. Stopko, hereby agree to enter into this Confidentiality and Non-Solicitation Agreement, intending to be legally bound, as follows:

1.

Employment Agreement.    I acknowledge and agree that I would not be eligible to enter into the Agreement with AmeriServ if I do not enter into this Confidentiality and Non-Solicitation Agreement with AmeriServ and that the benefits provided to me under the Agreement are good and valuable consideration in return for the agreements undertaken by me in Sections 2, 3, and 4 of this Confidentiality and Non-Solicitation Agreement.

2.

Non-Compete.  During the term of my employment and for a period of two (2) years after my termination of employment with AmeriServ (whether voluntary or involuntary), irrespective of the time, manner, or cause, or lack of cause, of said termination, directly or indirectly, as principal, agent, employer, employee, director, officer, stockholder, or in any other individual or representative capacity whatsoever, engage in any business that is intended to or does compete with the Employer in any area where Employer does business,  I will not directly or indirectly, as principal, agent, employer, employee, director, officer, stockholder, or in any other individual or representative capacity whatsoever, engage, or be connected in any capacity in any business, corporation, firm, person or other entity that is engaged in competition or intended to engage in competition with AmeriServ in any area where AmeriServ does business, including, but not limited to, the Commonwealth of Pennsylvania, the State of Maryland, and the Commonwealth of Virginia.

3.

Non-Solicitation of Clients, Customers and Suppliers/Vendors.  During the term of my employment and for a period of one (1) year after my termination of employment with AmeriServ (whether voluntary or involuntary), I will not directly or indirectly contact, or directly or indirectly divert or attempt to divert, any person, concern, or entity which is a Client, Customer, or Supplier/Vendor of AmeriServ from doing business with AmeriServ or otherwise to change any existing business relationship with AmeriServ.  I understand that the terms “Client,” “Customer”, and “Supplier/Vendor” means any person, concern, or entity with whom AmeriServ has had any business relationship at any time during my employment with AmeriServ.  I understand that this means that I shall not directly or indirectly contact, solicit, or induce any person, corporation, or other entity to contact or solicit, whether as a broker, agent, or otherwise, any business from any person or entity who or which at the time my termination was a Customer, Client, or Supplier/Vendor of AmeriServ to change any existing business relationship with AmeriServ.

4.

Non-Solicitation of Employees/Consultants.  During the term of my employment and for a period of one (1) year after my termination of employment with AmeriServ (whether voluntary or involuntary), I will not directly or indirectly, either for myself or on behalf of any other person, concern or entity, attempt to induce, participate in, or facilitate any effort to cause an employee, consultant, sales representative or other personnel who is then employed by or has an independent contractor relationship with AmeriServ, or at any time during the preceding one (1) year was employed by or had an independent contractor relationship with AmeriServ, to terminate or alter his/her relationship with AmeriServ, or to perform work or services for me or for any other person, concern or entity.

5.

Trade Secrets and Confidential Information.

(a)

During my term of employment, and at all times after the termination of my employment with AmeriServ (whether voluntary or involuntary), I will not, directly or indirectly, disclose or permit to be known, other than as required in the regular course of my duties or as required by law, any of AmeriServ’s Confidential Information or any of AmeriServ’s Trade Secrets, as that term is defined in Pennsylvania’s Uniform Trade Secrets Act, 12 Pa. C.S. § 5301 et. seq.

(b)

I understand that Confidential Information includes, but is not limited to: Client Lists; Customer Lists; Supplier/Vendor Lists; proprietary technology; patented processes; research and development data; know-how; market studies and forecasts; competitive analyses; pricing policies; the substance of agreements with customers, suppliers and others; marketing or dealership arrangements; and all other documents embodying such Confidential Information.

(c)

I will not use AmeriServ’s Confidential Information or Trade Secrets for my own benefit or for the benefit of any third party, including but not limited to any future employer.  I further understand that if I do use such information for my or another’s benefit, I will be in breach of this Confidentiality, Non-Compete and Non-Solicitation Agreement.

6.

Return of Property.  Upon the termination of my employment, I will return to AmeriServ all of its property, including all Confidential Information and Trade Secrets that may have been provided to me during the course of my employment.  During my employment, I will not store, copy or place onto any personal electronic equipment any of AmeriServ’s Trade Secrets or Confidential Information.

7.

Breach of Agreement.  If I breach or threaten to commit a breach of any of the terms of this Confidentiality, Non-Compete and Non-Solicitation Agreement, I agree that AmeriServ shall have the right to seek and obtain a court order in the state or federal courts of Pennsylvania, Maryland, or Virginia, as applicable, to prevent such a breach from occurring or continuing, in addition to any other rights and remedies that AmeriServ may have.  I also agree to pay all of AmeriServ’s attorneys fees and costs associated with AmeriServ’s efforts to enforce the covenants contained in this Confidentiality, Non-Compete and Non-Solicitation Agreement.

8.

Employment Status.   I understand and acknowledge that, subject to the terms of the Agreement, AmeriServ may terminate my employment at any time with or without cause and that I may terminate my employment with AmeriServ at any time with or without cause.  I further understand that my obligations under Sections 2, 3, and 4 of this Confidentiality, Non-Compete and Non-Solicitation Agreement will continue even if my employment terminates.

9.

Confidentiality, Non-Compete and Non-Solicitation Agreement Confidential.  I agree that the existence and terms and conditions of this Confidentiality, Non-Compete and Non-Solicitation Agreement are confidential in nature and that I will not disclose the existence or the terms of this Confidentiality, Non-Compete and Non-Solicitation Agreement to anyone except (a) my spouse, (b) my attorney, (c) my accountant, (d) any relevant taxing authority, and (e) in connection with enforcing the terms hereof.  In addition I understand that I am permitted to disclose the terms of Sections 2, 3, and 4 hereof to any employer or potential employer.

Modification by Court.   In the event that any covenant or section of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable for any reason, it shall be interpreted to extend over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

10.

Severability.  If any provision or any part of any provision in this Confidentiality, Non-Compete and Non-Solicitation Agreement is held invalid or unenforceable, I agree that such provision or partial provision may be deleted and this Agreement shall be enforced as so modified by a Court.

11.

Governing Law.  This Confidentiality, Non-Compete and Non-Solicitation Agreement shall be governed by and construed under and in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

EXECUTIVE

_/s/ Jeffrey A. Stopko________________

Jeffery A. Stopko

AMERISERV FINANCIAL INC.

By__/s/Jack W. Babich______________

Title_SVP & Chief Human Relations Officer_

Exhibit B

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Release Agreement”) is made as of this ____ day of __________________, by and between AmeriServ Financial Inc. (the “AmeriServ”) and Jeffrey A. Stopko (the “Executive”).  Capitalized terms not defined in this Release Agreement shall have the meanings ascribed to them under the agreement between the Employer and the Executive, dated March 19, 2015, (the “Employment Agreement”).  In consideration of the mutual agreements set forth below, the Executive and the Employer hereby agree as follows:

1.

General Release.

a.

In consideration of the payments and benefits required to be provided to the Executive under the Employment Agreement other than the Executive’s accrued but unpaid base compensation and any accrued but unpaid or otherwise vested benefits under any benefit or incentive plan determined at the time of the Executive’s termination of employment (such payments and benefits, the “Post-Termination Payments”) and after consultation with counsel, the Executive, for himself and on behalf of each of the Executive’s heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”), hereby irrevocably and unconditionally releases and forever discharges the Employer and its affiliated companies, and each of its officers, employees, directors, shareholders, and agents (collectively, the “Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings, or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local, or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with and service as an employee, officer, or director of the Employer and any of its affiliates, or the termination of the Executive’s service in any and all of such relevant capacities, (ii) the Employment Agreement, or (iii) any event, condition, circumstance, or obligation that occurred, existed, or arose on or prior to the date hereof; provided, however, that the release set forth in this Section shall not apply to (iv) the payment and/or benefit obligations of the Employer or any of its affiliates, (collectively, “AmeriServ & its Affiliates”) under the Employment Agreement, (v) any Claims the Executive may have under any plans or programs not covered by the Employment Agreement in which the Executive participated and under which the Executive has accrued and become entitled to a benefit, and (vi) any indemnification or other rights the Executive may have under the Employment Agreement or in accordance with the governing instruments of any member of AmeriServ & its Affiliates or under any director and officer liability insurance maintained by the Employer or any such group member with respect to liabilities arising as a result of the Executive’s service as an officer and employee of any member of AmeriServ & its Affiliates or any predecessor thereof.  Except as provided in the immediately preceding sentence, the Releasors further agree that the Post-Termination Payments shall be in full satisfaction of any and all Claims for payments or benefits, whether express or implied, that the Releasors may have against the Employer or any member of AmeriServ & its Affiliates arising out of the Executive’s employment relationship under the Employment Agreement and the Executive’s service as an employee, officer or director of the Employer or a member of AmeriServ & its Affiliates under the Employment Agreement or the termination thereof, as applicable.

2.

Specific Release of Claims.  In further consideration of the Post-Termination Payments, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have in connection with the Executive’s employment or termination of employment, arising under:

a.

Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Americans With Disabilities Act of 1990 (“ADA”), the Rehabilitation Act of 1973, and any similar federal, state or local laws, including without limitation, the Pennsylvania Human Relations Act, as amended and any other non-discrimination and fair employment practices laws of any state and/or locality in which the Executive works or resides, all as amended;

b.

the Fair Credit Reporting Act (“FCRA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Worker Adjustment and Retraining Notification Act (“WARN”); and

c.

all common law Claims including, but not limited to, actions in tort and for breach of contract, including, without limitation, Claims for incentive payments and/or commissions, including but not limited to, Claims for incentive and/or commission payments under any Employer incentive or commission plan, Claims for severance benefits, all Claims to any non-vested ownership interest in the Employer, contractual or otherwise, including but not limited to Claims to stock or stock options.

This release applies to any and all Claims that the Executive may have relating to rights, known or unknown to him, resulting from a change in ownership control of the Employer or any member of AmeriServ & its Affiliates, including, without limitation, rights pursuant to severance agreements, severance plans, incentive plans, equity compensation plans, or any other plan or agreement relating to the Executive’s employment.

Notwithstanding anything contained herein to the contrary, no portion of any release contained in any Section of this Release Agreement shall release the Employer or AmeriServ & its Affiliates from any Claims the Executive may have for breach of the provisions of this Release Agreement or to enforce this Release Agreement, that arise after the date of this Release Agreement, or to challenge the validity of the Executive’s release of ADEA Claims.

By signing this Release Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Employer or his then employer in connection with his termination of employment or retirement to consult with an attorney of his choice prior to signing this Release Agreement and to have such attorney explain to the Executive the terms of this Release Agreement, including, without limitation, the terms relating to the Executive’s release of Claims arising under this Section, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Release Agreement prior to its signing; and (iii) the Executive knowingly and voluntarily accepts the terms of this Release Agreement.

3.

No Assignment of Claims.  The Executive represents and warrants that he has not assigned any of the Claims being released hereunder.

4.

Complaints.  The Executive affirms that he has not filed any complaint against any Releasee with any local, state or federal court and agrees not to do so in the future, except for Claims challenging the validity of the release of ADEA Claims.  The Executive affirms further that he has not filed any claim, charge or complaint with the United States Equal Employment Opportunity Commission (“EEOC”) or any state or local agency authorized to investigate charges or complaints of unlawful employment discrimination (together, “Agency”).  The Executive understands that nothing in this Release Agreement prevents him from filing a charge or complaint of unlawful employment discrimination with any Agency or assisting in or cooperating with an investigation of a charge or complaint of unlawful employment discrimination by an Agency, provided however that, the Executive acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge, complaint or proceeding and disclaim entitlement to any such relief.  Furthermore, if any Agency or court has now assumed or later assumes jurisdiction of any claim, charge or complaint on the Executive’s behalf against any Releasee, the Executive will disclaim entitlement to any relief.

5.

Revocation.  This Release Agreement may be revoked by the Executive within the seven-day period commencing on the date the Executive signs this Release Agreement (the “Revocation Period”).  In the event of any such revocation by the Executive, all obligations of the parties under this Release Agreement shall terminate and be of no further force and effect as of the date of such revocation.  No such revocation by the Executive shall be effective unless it is in writing and signed by the Executive and received by the Employer prior to the expiration of the Revocation Period.  In the event of revocation, the Executive shall not be entitled to the Post-Termination Payments, the receipt of which is conditioned on the Executive’s execution of this Release Agreement.

6.

Cooperation.  The Executive agrees to cooperate with the Employer’s reasonable requests with respect to all matters arising during or related to his employment about which he has personal knowledge because of his employment with the Employer, including but not limited to all matters (formal or informal) in connection with any government investigation, internal Employer investigation, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arise following the signing of this Release Agreement.  Employer agrees to provide the Executive with reasonable advance notice of such requests and to accommodate Executive’s schedule.  The Executive understands that the Employer agrees to reimburse Executive for his reasonable out-of-pocket expenses (not including attorney’s fees, legal costs, or lost time or opportunity) incurred in connection with such cooperation.

7.

No Admission of Liability.  The Executive agrees that this Release Agreement does not constitute, nor should it be construed to constitute, an admission by the Employer of any violation of federal, state, or local law, regulation, or ordinance, nor as an admission of liability under the common law or for any breach of duty the Employer owed or owes to the Executive.

8.

Representations and Warranties.  The Executive acknowledges and agrees that (i) he is not aware of nor has he reported any conduct by any of the Releasees that violates any federal, state, or local law, rule, or regulation, (ii) he has not been denied any rights or benefits under the Family and Medical Leave Act of 1993 (“FMLA”) or any state or local law, act, or regulation providing for family and/or medical leave or been discriminated against in any way for exercising his rights under these laws, and (iii) in connection with offering the Post-Termination Payments, the Employer has not provided to the Executive, and has no obligation to provide to the Executive, any material non-public information as defined in applicable federal securities laws, concerning the Employer.

9.

Confidentiality.  The Executive agrees to maintain as confidential, the terms and contents of this Release Agreement, and the contents of the negotiations and discussions resulting in this Release Agreement, except (i) as needed to obtain legal counsel, financial, or tax advice, (ii) to the extent required by federal, state, or local law or by order of court (iii) as needed to challenge the release of ADEA Claims or to participate in an Agency investigation, or (iv) as otherwise agreed to in writing by an officer of the Employer.  The Executive agrees that before he seeks legal counsel or financial or tax advice, he will secure an agreement from such counsel or advisors to adhere to the same confidentiality obligations that apply to him.  The Executive agrees not to discuss either the existence of or any aspect of this Release Agreement with any employee or ex-employee of the Employer.

10.

Successors.  This Release Agreement is for the benefit of and is binding upon the Executive and his heirs, administrators, representatives, executors, successors, beneficiaries and assigns, and is also for the benefit of the Releasees and their successors and assigns.

11.

Violation.  If the Executive violates Sections 1 or 2 of this Release Agreement, the Employer will be entitled to the immediate repayment of the Post-Termination Payments.  The Executive agrees that repayment will not invalidate this Release Agreement and acknowledges that he will be deemed conclusively to be bound by the terms of this Release Agreement and to waive any right to seek to overturn or avoid it.  If the Executive violates Sections 1 or 2 of this Release Agreement before all of the Post-Termination Payments have been provided, the Employer may discontinue any unpaid conditional payments and benefits.

12.

Additional Damages Available for Violation. The Executive agrees that the Employer will maintain all rights and remedies available to it at law and in equity in the event the Executive violates any provision of this Release Agreement.  These rights and remedies may include, but may not be limited to, the right to bring court action to recover all consideration paid to the Executive pursuant to this Release Agreement and any damages the Employer may suffer as a result of such a breach.

13.

Entire Agreement and Amendment.  This Release Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the Executive’s severance benefits and waiver and release of Claims against AmeriServ & its Affiliates and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.  This Release Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties and their respective agents, assign, heirs, executors, successors, and administrators.  No delay or omission by the Employer in exercising any right under this Release Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Employer on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.

Applicable Law.  This Release Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles, and except as preempted by federal law.  Should any provision of this Release Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term, or provision will be deemed not to be a part of this Release Agreement.

15.

Assignment.  The Executive’s rights and obligations under this Release Agreement shall inure to the Executive’s benefit and shall bind the Executive, his heirs and representatives.  The Employer’s rights and obligations under this Release Agreement shall inure to the benefit of and shall bind the Employer, its successors and assigns.  The Executive may not assign this Release Agreement.  The Employer may assign this Release Agreement, but it may not delegate the duty to make any payments hereunder without the Executive’s written consent, which shall not be unreasonably withheld.

16.

Severability.  If any provision of this Release Agreement is held unenforceable by a court of competent jurisdiction, all remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

17.

Notices.  Any notice required to be provided to the Executive hereunder shall be given to the Executive in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Executive at the address of record with the Employer, or at such other place as the Executive may from time-to-time designate in writing.  Any notice which the Executive is required to give to the Employer hereunder shall be given in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Senior Human Resources Officer at its principal office.  The dates of mailing any such notice shall be deemed to be the date of delivery thereof.

The Executive is hereby advised that the Executive has up to twenty-one (21) calendar days to review this Release Agreement and that the Executive should consult with an attorney of the Executive’s choice prior to execution of this Release Agreement.

The Executive agrees that any modifications, material or otherwise, made to this Release Agreement do not restart or affect in any manner the original twenty-one (21) calendar day consideration.

Having elected to execute this Release Agreement, to fulfill the promises and to receive the Post-Termination Payments, the Executive freely and knowingly, after due consideration, enters into this Release Agreement intending to waive, settle and release all claims the Executive has or might have against the Employer.

Statement by the Executive who is signing below.  By signing this Release Agreement, I acknowledge that the Employer has advised and encouraged me to consult with an attorney prior to executing this Release Agreement.  I have carefully read and fully understand the provisions of this Release Agreement and have had sufficient time and opportunity (over a period of 21 days) to consult with my personal tax, financial and legal advisors prior to executing this Release Agreement, and I intend to be legally bound by its terms.

IN WITNESS WHEREOF, the Employer (on its behalf and on behalf of the members of AmeriServ & its Affiliates) and the Executive, intending to be legally bound have executed this Release Agreement on the day and year first above written.

AMERISERV FINANCIAL INC.

By_______________________________

Title______________________________

EXECUTIVE

__________________________________

Jeffrey A. Stopko